Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44680 and 333-50498) of Knova Software, Inc. of our report dated February 9, 2005, except for Note 16, as to which the date is January 17, 2006, relating to the financial statements, which appears in this Amendment No. 1 to Form 10-K.
Pittsburgh, Pennsylvania
January 17, 2006

32